                                                                    EXHIBIT 11


                            MICROFIELD GRAPHICS, INC.

                       CALCULATION OF NET LOSS PER SHARE

                                                                THREE MONTHS ENDED
                                                           ---------------------------
                                                             MARCH 29,       MARCH 30,
                                                               1997            1996
                                                           -------------   ------------
Total shares used in per share calculations                   3,195,575      3,152,326
                                                           -------------   ------------
                                                           -------------   ------------
Net loss                                                    $  (637,993)   $  (714,714)
                                                           -------------   ------------
                                                           -------------   ------------
Net loss per share                                             $  (0.20)      $  (0.23)
                                                           -------------   ------------
                                                           -------------   ------------

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